Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                  ORBITAL SCIENCES CORPORATION
     (Exact Name of Registrant as specified in its charter)

           Delaware                     06-1209561
(State or other jurisdiction of (I.R.S. Employer I.D. No.)
incorporation or organization)

                    21700 Atlantic Boulevard
                     Dulles, Virginia  20166
       (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

       ORBITAL SCIENCES CORPORATION 1990 STOCK OPTION PLAN

  ORBITAL SCIENCES CORPORATION 1990 STOCK OPTION PLAN FOR NON-
                       EMPLOYEE DIRECTORS
                    (Full Titles of the Plans)

                     Leslie C. Seeman, Esq.
            Senior Vice President and General Counsel
                  Orbital Sciences Corporation
                    21700 Atlantic Boulevard
                     Dulles, Virginia  20166
                         (703) 406-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

 Title of Each Class                  Proposed Maximum        Proposed
          of           Amount to be  Offering Price Per       Maximum
   Securities to be     Registered        Share(1)           Aggregate      Amount of Registration
      Registered                                              Offering               Fee
                                                              Price<F1>
 1990 Stock Option
 Plan
                         975,000           $16.875          $16,453,125           $5,673.49
 Common Stock, $0.01
 par value

 1990 Stock Option
 Plan for Non-
 Employee Directors
                          50,000           $16.875            $84,375              $290.95
 Common Stock, $0.01
 par value

      Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low sales prices of the Common Stock of Orbital Sciences Corporation in trading on the National Association of Securities Dealers, Inc. Automated Quotations National Market System on August 29, 1995.


   The date of this Registration Statement is August 30, 1995.

Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, Orbital Sciences
Corporation (the "Company") hereby is registering additional shares of common stock, par value $.01 per share, in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission (the "Commission) relating to the Company's 1990 Stock Option Plan (the "1990 Plan") and
1990 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), and such registration statements, as listed below, are incorporated by reference herein:

      Registration Statement on Form S-8, registering shares issued in connection with the 1990 Plan and Non-Employee
      Directors Plan, File No. 33-47789 (filed on May 8, 1992); and

      Registration Statement on Form S-8, registering shares issued in connection with the 1990 Plan, File No. 33-84296
      (filed on September 22, 1994).

Pursuant to Rule E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the above-listed registration statements.

                             PART II


Item 3.   Incorporation of Certain Documents by Reference

     The following documents previously filed with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b)  Quarterly Reports on Form 10-Q for the
     Quarters Ended March 31, 1995 and June 30, 1995;

          (c)  Amendment No. 2 to the Company's Report on Form 8-
     K/A dated November 29, 1994, filed with the Commission on January 11, 1995 and the Company's Current Reports on Form 8-K filed on February 8, 1995 and March 15, 1995; and

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, as amended, and all amendments or reports filed for the purpose of updating that description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices at 450 Fifth Street, N.W., Washington, DC 20549.


Item 8.   Exhibits

     The following exhibits are to be filed as a part of this Registration Statement. Where such filing is made by incorporation by reference to a previously filed statement or report, such statement or report is identified in parentheses.

Exhibit
                      Description

 No.
 4.1   Restated Certificate of Incorporation
       (incorporated by reference to Exhibit 3.1 to the
       Company's Registration Statement on Form S-1
       (File Number 33-33453) filed on February 9, 1990
       and effective on April 24, 1990).
 4.2   By-Laws of the Company (incorporated by reference
       to Exhibit 3.2 to the Company's Registration
       Statement on Form S-1 (File Number 33-33453)
       filed on February 9, 1990 and effective on
       April 24, 1990).
 4.3   Specimen Certificate of Common Stock
       (incorporated by reference to Exhibit 4.1 to the
       Company's Registration Statement on Form S-1
       (File Number 33-33453) filed on February 9, 1990
       and effective on April 24, 1990).
 4.4   Orbital Sciences Corporation 1990 Stock Option
       Plan, restated as of April 27, 1995 (incorporated
       by reference to Exhibit 10.5.1 to the Company's
       Report on Form 10-Q for the quarter ended June
       30, 1995, filed on August 14, 1995.)
 4.5   Orbital Sciences Corporation 1990 Stock Option
       Plan for Non-Employee Directors, restated as of
       April 27, 1995 (incorporated by reference to
       Exhibit 10.5.2 to the Company's Report on Form 10-
       Q for the quarter ended June 30, 1995, filed on
       August 14, 1995.)
 5     Opinion of Ropes & Gray (transmitted herewith).
 23.1  Consent of Ropes & Gray (contained in Exhibit 5).
 23.2 Consent of KPMG Peat Marwick LLP (transmitted herewith).

Item 9.   Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, the Commonwealth of Virginia, on this 30th day of August, 1995.

                              ORBITAL SCIENCES CORPORATION


                              By   /s/ David W. Thompson
                               David W. Thompson, Chairman
                               of the Board, President and
                               Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the 30th day of
August, 1995.   Each person whose
signature appears below hereby authorizes each of David W. Thompson, Leslie C. Seeman and Mary Ellen Seravalli and appoints each of them singly his attorney-in-fact, each with full power of substitution, to execute in his name, place and stead, in any and all capacities, any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, making such further changes in this Registration Statement as the Company deems appropriate.

           Signature                        Title

 /s/ David W. Thompson          Chairman of the Board,
 David W. Thompson              President and Chief
                                Executive Officer; Director


 /s/ Carlton B. Crenshaw        Senior Vice
 Carlton B. Crenshaw            President/Finance and
                                Administration and
                                Treasurer/ Chief Financial
                                Officer


 /s/ Jeffrey V. Pirone          Vice President and
 Jeffrey V. Pirone              Controller


 /s/ Bruce W. Ferguson          Executive Vice President and
 Bruce W. Ferguson              General Manager/
                                Communications and
                                Information Systems Group;
                                Director


 /s/ James R. Thompson          Executive Vice President and
 James R. Thompson              General Manager/ Launch
                                Systems Group; Director


 /s/ Jack A. Frohbieter         Executive Vice President and
 Jack A. Frohbieter             General Manager/ Space and
                                Electronics Systems Group;
                                Director



 /s/ Fred C. Alcorn                       Director
 Fred C. Alcorn


 /s/ Kelly H. Burke                       Director
 Kelly H. Burke


 /s/ Daniel J. Fink                       Director
 Daniel J. Fink


 /s/ Lennard A. Fisk                      Director
 Lennard A. Fisk


 /s/ Jack L. Kerrebrock                   Director
 Jack L. Kerrebrock


 /s/ J. Paul Kinloch                      Director
 J. Paul Kinloch


 /s/ Douglas L. Luke                      Director
 Douglas S. Luke


 /s/ John L. McLucas                      Director
 John L. McLucas


 /s/ Harrison H. Schmitt                  Director
 Harrison H. Schmitt


 /s/ Scott L. Webster                     Director
 Scott L. Webster




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